UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2005

LAIDLAW INTERNATIONAL, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-13109	98-0390488
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Shuman Blvd. Suite 400, Naperville, Illinois		60563
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(630) 848-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 14, 2005, Laidlaw International, Inc. (the "Registrant"), Laidlaw Transit Ltd. and Greyhound Canada Transportation Corp. (collectively, the "Borrowers"), Citicorp North America, Inc. (the "Administrative Agent"), Credit Suisse First Boston ("Syndication Agent"), General Electric Capital Corporation ("Co-Documentation Agent") and certain other lenders parties thereto entered into a Fourth Amendment to the Credit Agreement originally dated June 26, 2003 (the "Fourth Amendment").

The Fourth Amendment, among other things, allows for the termination of the Additional Letter of Credit Facility (as defined in the Credit Agreement) and the release of up to $100 million collateral related to the Additional Letter of Credit Facility and permits the purchase of up to approximately 3.8 million shares of Laidlaw International Inc. common stock held in trust for the benefit of certain Greyhound benefit plans. A copy of the Fourth Amendment is attached as an exhibit to this report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 10, 2005, Laidlaw International, Inc., a Delaware corporation, and Laidlaw Medical Holdings, Inc., a Delaware corporation ("Seller"), completed the previously announced sale of all of the outstanding common stock of EmCare Holdings Inc. and American Medical Response, Inc. to Emergency Medical Services Corporation (formerly known as EMSC, Inc.), a Delaware corporation and an affiliate of Onex Partners LP ("Purchaser"), for $818 million. A copy of the Press Release announcing the completion of the sale was attached as an exhibit to a Form 8-K previously furnished on February 10, 2005. The stock sales were made pursuant to the definitive Stock Purchase Agreements, dated December 6, 2004 (the "Agreements"), as amended on February 10, 2005 (the "Amendments"), among the Registrant, Seller and Purchaser.

A copy of the Agreements and a related press release were filed as exhibits to the current report on Form 8-K filed on December 6, 2004. A copy of the Amendments, dated February 10, 2005, and the unaudited pro forma financial statements of the Registrant are attached as exhibits to this report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

The unaudited pro forma financial information is attached hereto as Exhibit 99.1.

(c) Exhibits.

1.1 Fourth Amendment to Credit Agreement, dated February 14, 2005, by and among Laidlaw International, Inc., Laidlaw Transit Ltd. and Greyhound Canada Transportation Corp., Citicorp North America, Inc., Credit Suisse First Boston, General Electric Capital Corporation and certain other lenders parties thereto entered into.

2.1 Amendment to EmCare Stock Purchase Agreement, dated as of February 10, 2005, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and Emergency Medical Services Corporation (formerly known as EMSC, Inc.)

2.2 Amendment to AMR Stock Purchase Agreement, dated as of February 10, 2005, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and Emergency Medical Services Corporation (formerly known as EMSC, Inc.)

99.1 Unaudited Pro Forma Financial Statements of the Registrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAIDLAW INTERNATIONAL, INC.

February 14, 2005	By:	Douglas A. Carty

Name: Douglas A. Carty
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Fourth Amendment to Credit Agreement, dated February 14, 2005, by and among Laidlaw International, Inc., Laidlaw Transit Ltd. and Greyhound Canada Transportation Corp., Citicorp North America, Inc., Credit Suisse First Boston, General Electric Capital Corporation and certain other lenders parties thereto entered into.
2.1	Amendment to EmCare Stock Purchase Agreement, dated as of February 10, 2005, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and Emergency Medical Services Corporation (formerly known as EMSC, Inc.)
2.2	Amendment to AMR Stock Purchase Agreement, dated as of February 10, 2005, by and among Laidlaw International, Inc., Laidlaw Medical Holdings, Inc. and Emergency Medical Services Corporation (formerly known as EMSC, Inc.)
99.1	Unaudited Pro Forma Financial Statements of the Registrant